Exhibit 99(g)(4)

Amendment Dated as of January 31, 2007 to the Mutual Fund Custody Agreement

between JPMorgan Chase Bank N.A. (formerly, United States Trust Company of

New York and Chase Manhattan Bank N.A.) (“JPMorgan” or “Custodian”) and

Morgan Stanley Institutional Fund, Inc. (the “Fund”), on behalf of its portfolios

WHEREAS, The Custodian and the Fund have entered into a Mutual Fund Custody Agreement dated as of March 10,1994 (the “Mutual Fund Custody Agreement”) retaining JPMorgan to serve as the Fund’s custodian,

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.	Pursuant to Section 28 of the Mutual Fund Custody Agreement, Annex 1 is hereby deleted and replaced with the Annex 1 attached hereto.

2.

Pursuant to Section 28 of the Mutual Fund Custody Agreement, the fee schedule for the Custodian’s services is hereby deleted and replaced with the fee schedule attached hereto (effective October 1, 2006).

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MORGAN STANLEY INSTITUTIONAL FUND, INC.

Attest:	/s/ Daniel Burton	By:	/s/ Ronald E. Robison
		Name:	Ronald E. Robison
		Title:	President and Principal Executive Officer

JPMORGAN CHASE BANK, N.A.

Attest:	/s/ Helen Robichaud	By:	/s/ Mark W. Kucera
		Name:	Mark W. Kucera
		Title:	Vice President

Amendment to “Mutual Fund Custody Agreement” between Morgan Stanley

Institutional Fund, Inc. and JPMorgan Chase Bank N.A.

Dated March 10, 1994

Pursuant to Paragraph 28 (“Amendments”) of the above-referenced Agreement, the Agreement is hereby amended as follows:

ANNEX 1	Supplemental Terms and Conditions:

Morgan Stanley Institutional Fund, Inc. including;

Active International Allocation Portfolio
Emerging Markets Debt Portfolio
Emerging Markets Portfolio
Focus Equity Portfolio
Global Franchise Portfolio
Global Real Estate Portfolio
Global Value Equity Portfolio
International Equity Portfolio
International Growth Equity Portfolio
International Magnum Portfolio
International Real Estate Portfolio
International Small Cap Portfolio
Large Cap Relative Value Portfolio
Small Company Growth Portfolio
Systematic Active large Cap Core Portfolio
Systematic Active Small Cap Core Portfolio
Systematic Active Small Cap Growth Portfolio
Systematic Active Small Cap Value Portfolio
U.S. Large Cap Growth Portfolio
U.S. Real Estate Portfolio

In all other respects, the Custody Agreement is confirmed and shall continue to be effective.

IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed by their officer thereunto duly authorized as of this 31 day of January, 2007. This Amendment will be effective as of January 31, 2007.

JPMorgan Chase Bank N.A.		Morgan Stanley Institutional Fund, Inc.

By:	/s/ Mark W. Kucera	By:	/s/ Ronald E. Robinson

Title:	Vice President	Title:	President and Principal Executive Officer

THE JPMORGAN CHASE BANK

FEE SCHEDULE

FOR

MORGAN STANLEY INVESTMENT MANAGEMENT

Morgan Stanley Institutional Fund Trust

Morgan Stanley Institutional Fund, Inc.

The Universal Institutional Funds, Inc.

The Latin American Discovery Fund, Inc.

The Malaysia Fund, Inc.

Morgan Stanley Asia-Pacific Fund, Inc.

Morgan Stanley Emerging Markets Fund, Inc.

Morgan Stanley India Investment Fund, Inc.

The Thai Fund, Inc.

The Turkish Investment Fund, Inc.

Morgan Stanley Eastern Europe Fund, Inc.

Morgan Stanley Emerging Markets Debt Fund, Inc.

Morgan Stanley Global Opportunity Bond Fund, Inc.

Morgan Stanley High Yield Fund, Inc.

Morgan Stanley China A Share Fund, Inc.

Morgan Stanley Offshore Emerging Markets Fund

Morgan Stanley Taiwan Portfolio

Revised as October 1, 2006

Custody Fee Schedule:

Market	Asset Charge (bps)	Transaction Charges	Threshold I	Tier II (bps)	Threshold II		Tier III (bps)
		(US$)	(US$)*		(US$)*
Argentina	20.00	75.00	150,000,000	17.00	187,500,000		13.60
Australia	1.50	30.00	650,000,000	1.20	812,500,000	‘	0.90
Austria	3.00	40.00	225,000,000	2.40	281,250,000		1.80
Bahrain	40.00	85.00	100,000,000	34.00	125,000,000		27.20
Bangladesh	35.00	85.00	100,000,000	29.75	125,000,000		23.80
Belgium	3.50	40.00	150,000,000	2.80	187,500,000		2.24
Bermuda	18.00	55.00	100,000,000	15.30	125,000,000		12.24
Botswana	40.00	73.00	100,000,000	34.00	125,000,000		27.20
Brazil	15.00	50.00	415,000,000	12.00	518,750,000		9.60
Bulgaria	35.00	75.00	100,000,000	29.75	125,000,000		23.80
Canada	1.50	20.00	150,000,000	1.28	187,500,000		1.02
Chile	22.00	50.00	100,000,000	18.70	125,000,000		14.96
China	20.00	50.00	100,000,000	17.00	125,000,000		13.60
Colombia	40.00	85.00	100,000,000	34.00	125,000,000		27.20
Costa Rica	35.00	55.00	100,000,000	29.75	125,000,000		23.80
Croatia	40.00	75.00	100,000,000	34.00	125,000,000		27.20
Cyprus	25.00	55.00	100,000,000	21.25	125,000,000		17.00
Czech Republic	22.50	55.00	150,000,000	18.00	187,500,000		14.40
Denmark	2.15	35.00	150,000,000	1.61	187,500,000		1.21
Ecuador	45.00	55.00	100,000,000	38.25	125,000,000		30.60
Egypt	30.00	50.00	100,000,000	25.50	125,000,000		20.40
Estonia	34.00	75.00	100,000,000	28.90	125,000,000		23.12
Euro CDs	1.50	15.00	100,000,000	1.20	125,000,000		0.96
Euroclear	1.25	15.00	6,450,000,000	1.00	8,062,500,000		0.60
Finland	3.50	35.00	230,000,000	2.63	287,500,000		1.97
France	1.75	25.00	2,285,000,000	1.40	2,856,250,000		1.12
Germany	1.50	25.00	1,575,000,000	1.20	1,968,750,000		0.96
Ghana	40.00	80.00	100,000,000	34.00	125,000,000		27.20
Greece	20.00	40.00	150,000,000	17.00	187,500,000		13.60
Hong Kong	3.00	40.00	1,250,000,000	2.40	1,562,500,000		1.92
Hungary	25.00	55.00	150,000,000	20.00	187,500,000		15.00
Iceland	20.00	55.00	100,000,000	17.00	125,000,000		13.60
India	16.00	45.00	1,470,000,000	13.60	1,837,500,000		10.88
Indonesia	10.00	60.00	150,000,000	8.00	187,500,000		6.00
Ireland	1.25	17.50	205,000,000	1.06	256,250,000		0.85
Israel	25.00	50.00	150,000,000	20.00	187,500,000		16.00
Italy	3.50	30.00	445,000,000	2.98	556,250,000		2.38
Ivory Coast	45.00	85.00	100,000,000	38.25	125,000,000		30.60
Jamaica	11.00	70.00	100,000,000	9.35	125,000,000		7.48
Japan	1.35	18.00	5,550,000,000	1.15	6,937,500,000		0.92
Jersey	35.00	85.00	100,000,000	29.75	125,000,000		23.80
Jordan	30.00	90.00	150,000,000	25.50	187,500,000		20.40
Kazakhstan	45.00	85.00	100,000,000	38.25	125,000,000		20.60
Kenya	40.00	82.00	100,000,000	34.00	125,000,000		27.20
Korea	10.50	30.00	1,000,000,000	8.93	1,250,000,000		7.14
Latvia	30.00	55.00	100,000,000	25.50	125,000,000		20.40

Market	Asset Charge (bps)	Transaction Charges	Threshold I	Tier II (bps)	Threshold II	Tier III (bps)

Lebanon	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Lithuania	30.00	57.50	100,000,000	25.50	125,000,000	20.40
Luxembourg	3.50	40.00	100,000,000	2.80	125,000,000	2.24
Malaysia	7.00	45.00	150,000,000	6.30	187,500,000	5.67
Malta	30.00	57.50	100,000,000	25.50	125,000,000	20.40
Mauritius	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Mexico	5.50	35.00	385,000,000	4.40	481,250,000	3.30
Morocco	30.00	90.00	150,000,000	27.00	187,500,000	24.30
Namibia	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Nepal	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Netherlands	3.00	25.00	1,665,000,000	2.55	2,081,250,000	2.04
New Zealand	2.00	35.00	185,000,000	1.60	231,250,000	1.28
Nigeria	45.00	85.00	100,000,000	38.25	125,000,000	30.60
Norway	3.75	35.00	150,000,000	3.00	187,500,000	2.25
Oman	45.00	100.00	150,000,000	38.25	187,500,000	30.60
Pakistan	30.00	85.00	150,000,000	25.50	187,500,000	20.40
Peru	35.00	85.00	100,000,000	29.75	125,000,000	23.80
Philippines	15.00	60.00	150,000,000	12.75	187,500,000	10.20
Poland	25.00	65.00	280,000,000	20.00	350,000,000	16.00
Portugal	12.00	45.00	150,000,000	10.20	187,500,000	8.16
Romania	40.00	80.00	100,000,000	34.00	125,000,000	27..20
Russia	22.00	75.00	150,000,000	18.70	187,500,000	14.96
Singapore	4.00	45.00	445,000,000	3.20	556,250,000	2.40
Slovakia	35.00	85.00	100,000,000	29.75	125,000,000	23.80
Slovenia	30.00	75.00	150,000,000	25.50	187,500,000	20.40
South Africa	4.50	30.00	730,000,000	3.60	912,500,000	2.70
Spain	4.25	40.00	600,000,000	3.40	750,000,000	2.55
Sri Lanka	20.00	55.00	100,000,000	17.00	125,000,000	13.60
Swaziland	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Sweden	3.50	30.00	600,000,000	2.98	750,000,000	2.23
Switzerland	3.25	30.00	1,525,000,000	2.76	1,906,250,000	2.21
Taiwan	13.00	70.00	683,000,000	11.70	853,750,000	10.53
Thailand	12.00	45.00	175,000,000	10.20	218,750,000	8.16
Tunisia	40.00	50.00	150,000,000	34.00	187,500,000	27.20
Turkey	12.50	50.00	465,000,000	10.63	581,250,000	8.50
Ukraine	45.00	85.00	100,000,000	38.25	125,000,000	30.60
United Arab Emirites	45.00	85.00	100,000,000	38.25	125,000,000	30.60
United Kingdom	1.25	17.50	6,750,000,000	1.06	8,437,500,000	0.85
United States	0.20	4.50	40,000,000,000	0.15	80,000,000,000	0.10
Uruguay	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Venezuela	35.00	85.00	100,000,000	29.75	125,000,000	23.80
Vietnam	40.00	85.00	100,000,000	34.00	125,000,000	27.20
Zambia	40.00	80.00	100,000,000	34.00	125,000,000	27.20
Zimbabwe	35.00	70.00	100,000,000	29.75	125,000,000	23.80

* Asset charges will be applied to the aggregate level of Morgan Stanley assets with JPMorgan.

Miscellaneous Fees & Out of Pocket Expenses:

Cash Movements	$6	for USD settlements
	$15	for non USD settlements

Registration/Transfer fees, Mauritius cash account administration and transfer charges, Stamp taxes/duties and any other out of pocket costs will be recharged to the Funds at cost, where incurred by JPMorgan.

NSDL India pass through charges for transactions will be absorbed by JPMorgan.

Earnings Credits:

Credits will be paid to the Funds at a rate based on the 90-Day Treasury bill rate less 1% on daily positive balances.  All interest is paid after a 10% Federal Reserve requirement is deducted from the balances. The credits earned are cumulative throughout JPMorgan Chase Bank’s fiscal year.  At the beginning of the new fiscal year, earnings credit balances are reset to zero.

Overdraft Rates:

Overdraft charges paid by the Funds will be calculated using the Federal Funds rate plus 50 basis points on daily negative balances.

Class Action Services:

Includes determing account eligibility, filing, processing rejected items, and monitoring and processing recoveries.

Flat fee of $500 per filing paid once claim is filed.

Other Fees:

•      Settlement of physical securities - $40

•      Global Proxy Services per fund per vote executed

•     USA free of charge

•     All other countries $15

Notes:

All new business will be separately negotiated.  The Adviser shall contact its relationship manager if it plans to trade in new countries (i.e. countries that are not on the Fee Schedule).  If the Adviser’s relationship manager is not notified ahead of time, the relevant Fund will be charged at the Chase generic rate for each respective new country.